UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2026

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Delaware Ave, Suite 210, Wilmington, DE 19801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $115.00 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2026, Brand Engagement Network Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with BEN Capital Fund I, LLC, a Wyoming limited liability company, and Joseph Bevash, an individual resident of Wyoming (together, the “Purchasers”).

Pursuant to the SPA, the Company agreed to issue and sell to the Purchasers, in a private placement, an aggregate of 123,650 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $8.50 per share, for total gross proceeds of $1,051,025.00. The purchase price represents a premium of more than twenty percent (20%) to the $7.07 closing price of the Common Stock on September 21, 2026.

The Purchasers’ aggregate commitment is split equally. Each Purchaser subscribed for 61,825 shares of Common Stock for a subscription amount of $525,512.50.

The investment will be funded as follows: (i) an initial payment of $150,025.00 for 17,650 shares of Common Stock in connection with the initial closing; and (ii) the remaining $901,000.00 in five equal monthly installments of $180,200.00 each, for 21,200 shares per installment, payable on or about October 5, 2026, November 5, 2026, December 5, 2026, January 5, 2027, and February 5, 2027.

The SPA includes 100% warrant coverage. In connection with each funded tranche, the Company will issue to the Purchasers common warrants (the “Common Warrants”) to purchase a number of shares of Common Stock equal to the number of shares purchased in that tranche, at an exercise price of $8.50 per share, with a term of six (6) months from issuance. If the SPA is funded in full, the Common Warrants will be exercisable for up to 123,650 shares of Common Stock.

The securities were offered and sold pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The SPA contains customary representations, warranties, covenants, and conditions, including piggy-back registration rights on the Company’s next registration statement on Form S-1.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The shares of Common Stock and the Common Warrants (and the shares of Common Stock issuable upon exercise of the Common Warrants) were offered and sold in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

Item 7.01 Regulation FD Disclosure.

On September 22, 2026, the Company issued a press release announcing the private placement described in Item 1.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated September 21, 2026, by and among Brand Engagement Network Inc., BEN Capital Fund I, LLC and Joseph Bevash
99.1	Press Release of Brand Engagement Network Inc., dated September 22, 2026 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAND ENGAGEMENT NETWORK INC.

Date:	September 22, 2026

By:	/s/ Tyler Luck
Name:	Tyler Luck
Title:	Chief Executive Officer